UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 1, 2024
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AADI BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (424) 744-8055
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On April 1, 2024, Aadi Bioscience, Inc. (the “Company”) entered into Amendment No.2 (the “Amendment”) to the Negotiated Purchase Order Terms and Conditions for Clinical and Commercial Product (the “Agreement”) with Fresenius Kabi, LLC (“Fresenius Kabi”). The Amendment is effective as of March 31, 2024. Pursuant to the Amendment, among other things, the term of the Agreement is extended until July 31, 2024 (or such later date as may be agreed upon between the parties), and certain terms related to pricing, forecasting, compliance and the Company’s obligation to purchase certain minimum quantities of FYARRO® from Fresenius Kabi have been updated and revised.
The Amendment contains other customary terms applicable to the manufacture of therapeutics in the biotechnology industry. The foregoing summary is not complete and is qualified in its entirety by reference to the Amendment, which will be filed as an exhibit in a subsequent periodic report of the Company to be filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 4, 2024	/s/ Scott Giacobello
Scott Giacobello
Chief Financial Officer